PRICING SUPPLEMENT NO. 97-09 Dated September 29, 1997   Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997            File No.333-30543




                         BENEFICIAL CORPORATION

                       Medium-Term Notes, Series I
                           (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). Commission paid to Agent on this Note was 0.483%. The Principal Amount, CUSIP Number, Settlement Date
(Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                               Interest
Principal                     Settlement     Maturity          Rate
Amount          CUSIP #       Date           Date              Per Annum


$10,000,000     08172MGQ3     10/02/1997     07/17/2006        6.80%